SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2005
ENTREMED, INC.
(Exact name of issuer as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-20713 (Commission File Number)	58-1959440 (I.R.S. Employer Identification Number)
9640 Medical Center Drive
Rockville, Maryland

(Address of principal executive offices)
20850

(Zip code)
(240) 864-2600

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
     As previously reported, on December 22, 2005, EntreMed, Inc., a Delaware corporation (the “Parent”), E.M.K. Sub, Inc., a Delaware corporation (“Merger Sub”), Miikana Therapeutics, Inc., a Delaware corporation (the “Company”) and Andrew Schwab as representative of the Company’s stockholders (the “Stockholder Representative”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will be merged with the Company (the “Merger”), with the Company as the surviving corporation and a wholly owned subsidiary of the Parent.
     Parent will issue up to 9,964,000 shares of its common stock, $.01 par value per share (the “Merger Shares”), in the Merger in exchange for all of the Company’s outstanding Series A Preferred Stock, Series B Preferred Stock, and Common Stock. No outstanding Company options or warrants will be assumed by the Parent, and each such Company option or warrant will have either been exercised or duly terminated.
     At Closing, Parent will withhold 1,494,600 Merger Shares (the “Escrow Amount”). The Escrow Amount will be deposited into an escrow fund that may be used to indemnify Parent pursuant to Section 9 and Section 12 of the Merger Agreement.
     The Parent may pay up to an additional $18 million following closing of the Merger upon the achievement of certain clinical and regulatory milestones. Such additional payments will be made in cash or shares of stock at the Parent’s option.
     Consummation of the Merger is subject to the satisfaction of a number of conditions, including but not limited to, (i) adoption of the Merger Agreement and approval of the Merger by Company stockholders holding 100% of the Company stock and (ii) the accuracy of representations and warranties made by all parties to the Merger Agreement. The Merger Agreement contains certain termination rights for both the Parent and the Company, including the right of either party to terminate if the other party breaches any material representation, warranty, or covenant contained in the Merger Agreement in any material respect, the non-breaching party notifies the breaching party of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Section 9— Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
2.1 Agreement and Plan of Merger, dated as of December 22, 2005 between EntreMed, Inc., E.M.K. Sub, Inc., Miikana Therapeutics, Inc., and Andrew Schwab.

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

By	/s/ Dane Saglio Dane Saglio
Chief Financial Officer
Date: December 28, 2005